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                                                                EXHIBIT 99.16(a)

                           MFS MUNICIPAL SERIES TRUST

                                POWER OF ATTORNEY


       The undersigned, an officer of MFS Municipal Series Trust (the "Registrant"), hereby severally constitutes and appoints Mark N. Polebaum, Susan
S. Newton, Christopher R. Bohane, Timothy M. Fagan, Susan A. Pereira and Brian
E. Langenfeld, and each of them singly, as true and lawful attorneys, with full power to them and each of them to sign for each of the undersigned, in the names of, and in the capacities indicated below, the Registration Statement on Form N-14 with respect to the proposed transfer of all of the assets of MFS Municipal Bond Fund, a series of MFS Series Trust IV ("MMB"), to MFS Municipal Income Fund, a series of the Registrant ("MMI"), in exchange solely for the assumption of certain identified liabilities of MMB and the issuance to MMB of shares of beneficial interest in MMI (the "Reorganization") and any and all amendments thereto and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission for the purpose of registering the Registrant as a management investment company under the Investment Company Act of 1940 and/or the shares issued in the Reorganization by the Registrant under the Securities Act of 1933 granting unto my said attorneys, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary or desirable to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

       IN WITNESS WHEREOF, the undersigned have hereunto set their hand on this 14th Day of December, 2006.


MARIA F. DWYER                  President (Principal Executive Officer)
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Maria F. Dwyer


TRACY A. ATKINSON               Principal Financial and Accounting Officer
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Tracy A. Atkinson